                                   Exhibit 6
                        Opinion and Consent of Actuary

                                                                      Exhibit 6.

[LOGO OF FIRST VARIABLE LIFE INSURANCE COMPANY]

April 27, 2000

First Variable Life Insurance Company
2122 York Road, Suite 300
Oak Brook, IL 60523

Re:           Registration of Contract Interests
              Separate Account VL of First Variable Life Insurance Company (File No. 333-05053)

Gentlemen:

In my capacity as Actuary of First Variable Life Insurance Company, I have provided actuarial advice concerning:

 .    The preparation of the captioned registration statement (Registration
     Statement") on Form S-6 filed by First Variable Life Insurance Company and its Separate Account VL with the Securities and Exchange Commission under the Securities Act of 1933 with respect to the variable universal life insurance contract ("Contract") described therein; and

 .    The preparation of the Contract forms for the Contract described in the
     Registration Statement.

It is my professional opinion that:

1. The illustration of death benefits, account values, cash surrender values and total premiums paid plus interest at 5% shown in the prospectus, based on the assumptions stated in the illustration, and are consistent with the provisions of the Contract. The rate structure of the Contract overall has not been designed so as to make the relationship between premiums and benefits, as shown in the illustrations included, appear more favorable to prospective buyers than other illustrations which could have been provided at other combinations of ages, sex of the insured, death benefit option and amount, premium class and premium amounts.

2. All other numerical examples shown in the prospectus are consistent with the Contract and our practices and have not been designed to appear more favorable to prospective buyers than other examples which could have been provided.

I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.

Sincerely,


Martin Sheerin  FSA, MAAA